UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.
     Pursuant to the license agreement, stock issuance agreement and registration rights agreement between Santarus, Inc. (the “Company”) and Cosmo Technologies Limited (“Cosmo”) entered into in December 2008, Cosmo earned a $3.0 million clinical milestone in November 2010 based upon the positive results of the U.S. and European Phase III clinical studies for budesonide MMX®. Cosmo elected to receive payment of the milestone through the issuance of additional shares of the Company’s common stock. As a result, on November 17, 2010, the Company issued to Cosmo 972,132 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, in connection with the issuance of the shares of Common Stock to Cosmo. Pursuant to the registration rights agreement the Company will file a registration statement on Form S-3 to register such shares.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: November 19, 2010	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer